Exhibit 10.32

TRANSITION SERVICES AGREEMENT

     This is a Transition Services Agreement (the “Agreement”) dated July 31, 2003 between ERP Environmental Services Inc. (“Services”), a Delaware corporation, and U S Liquids, Inc. (“USL”), a Delaware corporation, regarding (a) rental of real and tangible personal property, and services of employees, that USL and its subsidiaries will provide to Services and its subsidiaries (including Romic Environmental Technologies Corporation, Parallel Products of Kentucky, Inc., Parallel Products of California, Inc., and U S Liquids of La., L.P.) during the period of six months beginning on the date of this Agreement and ending on, and including, the sixth monthly anniversary of the date of this Agreement (the “Transition Period”), and (b) services of employees that Services and its subsidiaries will provide to USL and its subsidiaries during the Transition Period. The agreement between Services and USL is as follows:

1.     Items Provided by USL. During the Transition Period, USL will provide, or will cause its subsidiaries to provide, the following to Services and its subsidiaries:

     1.1    Rental of space at USL’s corporate office described on Schedule 1.1 (“USL Corporate Office”).

     1.2    Rental, on an exclusive basis, of the tangible personal property described on Schedule 1.2 (the “Rental Property”), together with the right to use all owned and licensed software and other intellectual property required to use the Rental Property (to the extent allowed by third-party licensors), and together with access, as reasonably requested, on an as needed basis during normal business hours to the services of personnel of USL Corporate Office who are familiar with the operation of the Rental Property (to the extent they are not included in the personnel described in Section 1.4). USL will not be required to purchase or replace any of the Rental Property.

     1.3    Use, on a non-exclusive basis, of the tangible personal property described on Schedule 1.3 (the “Other Personal Property”), together with the right to use of all owned and licensed software and other intellectual property required to use the Other Personal Property (to the extent allowed by third-party licensors), and together with access, as reasonably requested, on an as needed basis during normal business hours to the services of personnel of USL Corporate Office who are familiar with the operation of the Other Personal Property (to the extent they are not included in the personnel described in Section 1.4).

     1.4    Access, as reasonably requested, during normal business hours to the personnel of USL Corporate Office listed on Schedule 1.4 at such Services personnel’s regular place of employment, provided that access to those personnel is scheduled so that it does not prevent those Services personnel from fulfilling their responsibilities to USL and its subsidiaries.

     1.5    The services provided by USL or its subsidiaries shall not include the use of USL personnel to transition from USL’s facility to another location or office, provided however that USL personnel will assist with Services’ transition from USL’s network server to a network server of its own.

     1.6    Nothing in Section 1.4 will prevent USL and its subsidiaries from terminating the employment of any of the persons listed on Schedule 1.4, or require USL to make the services of any of those persons available to Services or its subsidiaries after their employment by USL and its subsidiaries terminates, if USL gives Services at least 15 days prior notice of USL’s intention to terminate the employment of persons listed on Schedule 1.4 (unless the termination is a result of disciplinary action). USL consents to Services’ offering, after USL and its subsidiaries terminate the employment of any of the persons listed on Schedule 1.4, to employ that person on a temporary or permanent basis. However, Services will not be required to offer to employ any of those persons, and USL will have no obligation to ensure that, if Services offers to employ any of those persons, they will accept the offers of employment.

2.     Payments to USL.

     2.1    In order to compensate USL for providing the rental of space in USL’s corporate office, use of software and other intellectual property required to use the Rental Property and

Other Personal Property the services of personnel as described in Sections 1.1 through 1.4, (a) on each of the first through sixth monthly anniversaries of the date of this Agreement, Services will pay USL the sum of $333,333.33 (a total of $2,000,000), and (b) Services and its subsidiaries will provide USL, without charge, access to personnel as described in Article 3. The obligations of Services under this Section will not be reduced or otherwise affected by the fact that USL or its subsidiaries may terminate the employment of some, or even of all, the persons listed on Schedules 1.4.

     2.2    Any sum due under Section 2.1 that is not paid within 5 days after it is due will bear interest from the day it is due until the day it is paid at 12.5% per annum.

     2.3    Services will reimburse USL for any frame relay charges incurred by USL in connection with its use of or access to USL’s network server pursuant to this Agreement and the Software License.

     2.4    Services will be responsible for fifty percent of sales, use or similar taxes, if any, under this Agreement and will indemnify USL for that fifty percent of any such taxes.

3.     Items Provided by Services. During the Transition Period, Services will provide, or will cause its subsidiaries to provide, the following to USL and its subsidiaries:

     3.1    Access, as requested, during normal business hours to the personnel of Services or its subsidiaries listed on Schedule 3.1, provided the access to those personnel is scheduled so that it does not prevent those personnel from fulfilling their responsibilities to Services and its subsidiaries in a manner consistent with the way they were fulfilling those responsibilities at the date of this agreement to companies that become subsidiaries of Services.

     3.2    Nothing in Section 3.1 will prevent Services and its subsidiaries from terminating the employment of any of the persons listed on Schedule 3.1, or require Services or its subsidiaries to make the services of any of those persons available to USL or its subsidiaries after their employment by Services and its subsidiaries terminates, if Services gives USL at least 15 days prior notice of Services’ intention to terminate the employment of particular persons (unless the termination is a result of disciplinary action). Services consents to USL’s offering, after Services and its subsidiaries terminate the employment of any of the person listed on Schedule 3.1, to employ that person on a temporary or permanent basis. However, USL will not be required to offer to employ any of those persons, and Services will have no obligation to ensure that, if Services offers to employ any of those persons, they will accept the offers of employment.

4.     General.

     4.1    Standard of Performance. USL and Services each will use commercially reasonable efforts to ensure that all services provided by it or its subsidiaries under this Agreement will be at a level of quality and timeliness that is consistent with past practice.

     4.2    Maintenance of Equipment. Both parties agree to (a) ensure that, to the fullest extent commercially practicable, the Rental Property will be maintained in good operating condition, reasonable wear and tear excluded, throughout the Transition Period, and (b) will be responsible for providing general office supplies needed in the ordinary course in connection with the operation of that machinery and equipment (other than supplies, such as imprinted billhead, that are proprietary to the user).

     4.3    Cooperation and Access. The parties will cooperate with each other in all reasonable respects with regard to all matters relating to rental of the USL Corporate Office, Rental Property and Other Personal Property, and the provision and receipt of services, in accordance with this Agreement. That cooperation will include obtaining any required third party consents, licenses, sublicenses or approvals (including rights to use third party software). If a party is not able to obtain any required third party consent, license, sublicense or approval, it will use commercially reasonable efforts to arrive at an alternate means of satisfying its obligations under this Agreement that will not require that third party consent, license, sublicense or approval provided that no party shall be required to incur any additional costs to have satisfied its obligations under this provision.

     4.4    Indemnification by USL. From and after the date of this Agreement, USL shall indemnify, defend and hold harmless Services, and its respective directors, officers and employees from and against any and all fines, fees, penalties, charges, expenses, demands, actions, proceedings, suits (by any person, entity or group, including, without limitation, any governmental entity) and liabilities, paid or incurred, resulting from or arising out of action or claim (including, without limitation, the reasonable costs and expenses of defending any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises arising out of action or claims, and reasonable attorneys’ fees and expenses in connection therewith) relating to, resulting from or arising out of, (i) fraud, theft, embezzlement or acts of gross negligence or willful misconduct by officers, employees or agents of USL during the term of this Agreement, (ii) failure to perform the transition services or take the actions required by this Agreement during the term of this Agreement, (iii) personal injuries or death or material damages to property, in any way incident to or in connection with or arising out of the presence of any of USL’s employees, contractors or agents on USL’s premises, provided, however, that the foregoing shall not be interpreted to require USL to indemnify Services against the negligence or willful misconduct of Services, its subsidiaries, employees, contractors, agents resulting in personal injuries or death or material damages to property.

     4.5    Indemnification by Services. From and after the date of this Agreement, Services shall indemnify, defend and hold harmless USL, and its respective directors, officers and employees from and against any and all fines, fees, penalties, charges, expenses, demands, actions, proceedings, suits (by any person, entity or group, including, without limitation, any governmental entity) and liabilities, paid or incurred, resulting from or arising out of action or claim (including, without limitation, the reasonable costs and expenses of defending any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises arising out of action or claims, and reasonable attorneys’ fees and expenses in connection therewith) relating to, resulting from or arising out of, (i) fraud, theft, embezzlement or acts of gross negligence or willful misconduct by officers, employees or agents of Services during the term of this Agreement, (ii) failure to perform the transition services or take the actions required by this Agreement during the term of this Agreement; (iii) personal injuries or death or material damages to property, in any way incident to or in connection with or arising out of the presence of any of Services’ employees, contractors or agents on USL’s premises, provided, however, that the foregoing shall not be interpreted to require Services to indemnify USL against the negligence or willful misconduct of USL, its subsidiaries, employees, contractors, agents resulting in personal injuries or death or material damages to property.

     4.6    Relationship Manager. During the term of this Agreement, each party will have a relationship manager that may change from time to time who will be responsible for the relationship with the other party under this Agreement. To the fullest extent practicable, all communications between the parties with regard to this Agreement will be between the relationship managers or arranged by them. The initial relationship manager for Services is Cary Grossman. The initial relationship manager for USL is Gary Van Rooyan.

     4.7    Relationship Between Parties. The relationship between the parties under this Agreement will be solely that of independent parties. Nothing in this Agreement will cause the parties to be partners or joint venturers or to have any similar relationship.

     4.8    Notices. All notices and other communications under or relating to this Agreement must be made in the manner provided in Paragraph 14.9 of the Merger and Partnership Purchase Agreement dated July 21, 2003 among USL, certain subsidiaries of USL, Services and certain subsidiaries of Services.

     4.9    Entire Agreement. This Agreement contains the entire agreement between the parties relating to the matters which are the subject of this Agreement, except to the extent those matters also are the subject of the Merger and Partnership Purchase Agreement or documents which have been delivered or are required to be delivered in accordance with the Merger and Partnership Purchase Agreement. Except as provided in the Merger and Partnership Purchase Agreement or documents delivered or required to be delivered in accordance with it, there are no representations, warranties, understandings or agreements concerning the matters which are the subject of this Agreement other than those expressly set forth in this Agreement.

     4.10    Assignment. Neither this Agreement nor any right of either party under it may be assigned without the prior written approval of the other party.

     4.11    Benefit of Agreement. This Agreement will be binding upon and will inure to the benefit of the parties to it, their subsidiaries and their respective successors. Nothing in this Agreement is intended to confer any rights or benefits upon any other person.

     4.12    Captions. The captions of the Articles and Sections of this Agreement are for reference only, and do not effect the meaning or interpretation of this Agreement.

     4.13    Governing Law. This Agreement will be governed by, and construed under, the substantive laws of the State of Texas, without giving effect to any principles of conflicts of laws that might apply the laws of another jurisdiction.

     4.14    Court Jurisdiction. Each Party agrees that any action or proceeding relating to this Agreement or the transactions contemplated by it may be brought in any Federal or state court sitting in the State of Texas in the United States of America, and each of them (i) consents to the jurisdiction of each of those courts in any such action or proceeding, (ii) agrees not to seek to have the venue of any such action or proceeding changed because of inconvenience of the forum or otherwise (except that nothing in this Paragraph will prevent a party from removing an action from a state court to a Federal court sitting in Texas), and (iii) agrees that process in any such action or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

     4.15    Amendments. This Agreement may be amended only by a document in writing signed by both parties.

     4.16    Counterparts. This Agreement may be executed in two or more counterparts, some of which may contain the signatures of fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original, but all of them together will constitute one and the same agreement.

     4.17    Term. Unless sooner terminated by the mutual agreement of Services and USL, the term of this Agreement shall commence as of the date of this Agreement and shall continue in force and effect for one hundred and eighty (180) days.

     4.18    Independent Contractor. The parties hereto agree that the services rendered by USL and its subsidiaries in the fulfillment of the terms and obligations of this Agreement shall be as an independent contractor and not as an employee. Further, nothing stated in this Agreement shall be construed to make any party to this Agreement an agent, partner, or joint venturer of or with the other party.

     IN WITNESS WHEREOF, the parties have executed this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.

ERP ENVIRONMENTAL SERVICES INC.

By:

Name:
Title:

U S LIQUIDS, INC.

By:

Name:
Title:

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